Exhibit 21
                             SUBSIDIARIES OF THE COMPANY

                                                    State/County of    Stock
                                                      Incorporation  Ownership


     West Pharmaceutical Services, Inc                  Pennsylvania  Parent Co.
     The West Company of Michigan, Inc.                 Michigan       100.0
     West Pharmaceutical Services Cleveland, Inc.       Delaware       100.0
     West Pharamceutical Services Evansville, Inc.      Delaware       100.0
     West Pharmaceutical Services Lakewood, Inc.        Delaware       100.0
     Paco Technologies, Inc.                            Delaware       100.0
     Paco Laboratories, Inc.                            Delaware       100.0
     Charter Laboratories, Inc.                         Delaware       100.0
     West Pharmaceutical Services Canovanas, Inc.       Delaware       100.0
     Citation Plastics Co.                              New Jersey     100.0
     West Pharmaceutical Services Vega Alta, Inc        Delaware       100.0
     West Pharmaceutical Services of Florida, Inc.      Florida        100.0
     Senetics, Inc.                                     Colorado       100.0
     West International Sales Corporation               Barbados       100.0
     West Pharmaceutical Services of Delaware, Inc.     Delaware       100.0
     West Pharmaceutical Services Colombia S.A.         Colombia       98.2(1)
     West Pharmaceutical Services Holding GmbH          Germany        100.0
     West Pharmaceutical Services Stolberg GmbH         Germany        100.0
     West Pharmaceutical Services Danmark A/S           Denmark        100.0
     West Pharmaceutical Services Italia S.R.L.         Italy          100.0
     West Pharmaceutical Services France S.A.           France         99.9(3)
     West Pharmaceutical Services Holding France SAS    France         100.0
     West Pharmaceutical Services Verwaltungs GmbH      Germany        100.0
     West Pharmaceutical Services Deutschland
     GmbH & Co KG                                       Germany        100.0
     West Pharmaceutical Services Hispania S.A.         Spain           82.1
     Pharma-Gummi Beograd                               Yugoslavia     84.7(2)
     The West Company (Mauritius) Ltd.                  Mauritius      100.0
     The West Company (India) Private Ltd.              India          100.0
     West Pharmaceutical Services Group Limited         England        100.0
     West Pharmaceutical Services Drug Delivery
        & Clinical Research Centre Ltd.                 England        100.0
     West Pharmaceutical Services Cornwall Ltd.         England        100.0
     Plasmec PLC                                        England        100.0
     West Pharmaceutical Services Lewes Ltd.            England        100.0
     Penmed Limited                                     England        100.0
     Schiemann Tools Limited                            England        100.0
     West Pharmaceutical Services Holding Danmark ApS   Denmark        100.0
     West Pharmaceutical Services Finance Danmark ApS   Denmark        100.0
     West Pharmaceutical Services Argentina S.A.        Argentina      100.0
     West Pharmaceutical Services Brasil Ltda           Brasil         100.0
     West Pharmaceutical Services Venezuela C.A.        Venezuela      100.0
     West Pharmaceutical Services Singapore Pte. Ltd    Singapore      100.0
     West Pharmaceutical Services Australia Pty. Ltd.   Australia      100.0
     West Pharmaceutical Services Korea Limited         Korea          100.0


     (1) 1.55% is held in treasury  by West  Pharmaceutical Services Colombia
          S.A.
     (2) Affiliated company accounted for on the cost basis.
     (3) In addition, .01% is owned directly by 8 individual shareholders who are officers of the Company.